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                                                               Exhibit 99(e)(11)



Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA 02109


Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement between us dated as of January 13, 1995 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional class of shares, namely Class II Shares (the "New Class") for the Munder Focus Growth Fund (formerly Munder Equity Selection Fund) of The Munder Funds, Inc.

     We request that you act as Underwriter under the Agreement with respect to the New Class.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one copy to us and retaining one copy for your records.


                                    Very truly yours,

                                    The Munder Funds, Inc.

                                    By:/s/ Terry H. Gardner
                                       --------------------


                                    Accepted:

                                    Funds Distributor, Inc.

                                    By:/s/ Margaret Chambers
                                       ---------------------

Date:  February 14, 2000